UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2013

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 328-4770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 25, 2013, Home BancShares, Inc., an Arkansas corporation (“Home” or the “Registrant”) filed a Current Report on Form 8-K (the “Report”) announcing the signing of that certain Agreement and Plan of Merger dated June 25, 2013 (the “Agreement”), under which Home and its wholly-owned subsidiary, Centennial Bank (“Centennial”), will acquire Liberty Bancshares, Inc., an Arkansas corporation (“LBI” or “Liberty”), and its bank subsidiary, Liberty Bank of Arkansas (“Liberty Bank”). Home filed Amendment No. 1 to the Report on June 27, 2013 to amend and supplement the disclosure provided in the Report.

This Amendment No. 2 to the Report (the “Amendment”) is being filed to amend and supplement the disclosure provided in the Report and to satisfy the filing obligation of the Registrant under Rule 425 under the Securities Act of 1933 with respect to the Report, as amended. Except as otherwise provided herein, the other disclosures made in the Report remain unchanged.

Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the benefits of the business combination transaction involving Home and Liberty, including future financial and operating results, the combined company’s plans, objectives, expectations, goals and outlook for the future. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to, (i) the possibility that the acquisition does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Home’s stock price before closing, (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and Liberty operate; (iv) the ability to promptly and effectively integrate the businesses of Home and Liberty; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; and (vi) diversion of management time on acquisition-related issues. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, and in its Joint Proxy Statement/Prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 27, 2013.

Item 1.01 Entry Into a Material Definitive Agreement

On June 25, 2013, Home, Centennial, LBI, and Liberty Bank, entered into the Agreement, providing for the acquisition of LBI by Home (the “Merger”). Following the Merger, HBI expects to merge LBI into HBI and Liberty Bank into Centennial in a series of transactions.

Under the terms of the Agreement, shareholders of LBI will receive, in the aggregate, $250 million of Home common stock plus $30 million in cash. The number of shares of Home common stock to be issued to LBI shareholders will be determined based on the average closing price of Home common stock for the 20 trading days immediately prior to the closing date. In addition, if the 20-day average closing price of the Home common stock increases or decreases by more than twenty-five percent (25%) from the date of the Agreement, then either party has the option to terminate the Agreement. The transaction is expected to close late in the third quarter or early in the fourth quarter of 2013, and is subject to the approval of the shareholders of Home and LBI, regulatory approvals, and other conditions set forth in the Agreement.

Upon completion of the transaction, the combined company will have approximately $7.1 billion in total assets, $5.6 billion in deposits, $4.5 billion in loans, 151 branches, 186 ATMs, and 1,500 employees across Arkansas, Florida and Southern Alabama. The merger will significantly increase Home’s deposit market share in Arkansas making it the 2nd largest bank holding company headquartered in Arkansas.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Cautionary Statement

The Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties thereto. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the Merger, Home has filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the shares of Home common stock to be issued to shareholders of Liberty in connection with the transaction. The Registration Statement includes a Joint Proxy Statement of Home and Liberty and a Prospectus of Home, as well as other relevant materials regarding the proposed merger transaction involving the Company and Liberty. WE URGE INVESTORS AND SECURITY HOLDERS OF HOME AND LIBERTY TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by Home at Home’s website at http://www.homebancshares.com, Investor Relations, or by contacting Brian Davis, by telephone at (501) 328-4770.

Participants in Solicitation

Home and Liberty and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Home and Liberty in connection with the Merger. Information about the directors and executive officers of Home and their ownership of Home common stock is set forth in the proxy statement for Home’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 5, 2013. Information about the directors and executive officers of Liberty and their ownership of Liberty common stock is set forth in the Joint Proxy Statement/Prospectus included in the Registration Statement. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the Merger. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1 Agreement and Plan of Merger by and among Home BancShares, Inc., Centennial Bank, Liberty BancShares, Inc., and Liberty Bank of Arkansas dated June 25, 2013 (incorporated by reference to Exhibit 2.1 to Home BancShares’ Current Report on Form 8-K/A filed on June 27, 2013).*

99.1 Press Release: Home BancShares, Inc. and Liberty Bancshares, Inc. Announce Business Combination (incorporated by reference to Exhibit 99.1 to Home BancShares’ Current Report on Form 8-K filed on June 25, 2013).

99.2 Supplemental materials to Press Release dated June 25, 2013 (incorporated by reference to Exhibit 99.2 to Home BancShares’ Current Report on Form 8-K filed on June 25, 2013).

*	The disclosure schedules referenced in the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of SEC Regulation S-K. Home hereby undertakes to furnish supplementally a copy of the omitted disclosure schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: October 16, 2013	/s/ Brian Davis
Brian Davis
Chief Accounting Officer